UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2015

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 18, 2015, HMS Funding I, LLC, a Delaware limited liability company (“HMS Funding”), a wholly-owned subsidiary of HMS Income Fund, Inc. (the “Company”), entered into an amended and restated credit agreement (the “A&R HMS Funding Facility”) among HMS Funding, the Company, as equityholder and servicer, Deutsche Bank AG, New York Branch (“Deutsche Bank”), and the financial institutions party thereto as lenders (together with Deutsche Bank, the “HMS Funding Lenders”). The A&R HMS Funding Facility amends and restates in its entirety the credit agreement dated June 2, 2014 by and among the parties to the A&R HMS Funding Facility. The A&R HMS Funding Facility provides for a borrowing capacity of $225 million, subject to certain limitations, including limitations with respect to HMS Funding’s investments, as more fully described in the A&R HMS Funding Facility.

Under the A&R HMS Funding Facility, interest is calculated as the sum of LIBOR plus the applicable margin of 2.50%. Additionally, HMS Funding will pay a utilization fee equal to 2.50% of the undrawn amount of the Required Utilization, as defined in the A&R HMS Funding Facility. The A&R HMS Funding Facility provides for a revolving period until December 3, 2016, unless otherwise extended with the consent of the HMS Funding Lenders. The amortization period begins the day after the last day of the revolving period and ends on June 3, 2019, the A&R HMS Funding Facility maturity date. During the amortization period, the applicable margin will increase by 0.25%.

HMS Funding’s obligations under the A&R HMS Funding Facility are secured by a first priority security interest in its assets, including all of the present and future property and assets of HMS Funding. The A&R HMS Funding Facility contains affirmative and negative covenants usual and customary for credit facilities of this nature and usual and customary default provisions.

This description of the A&R HMS Funding Facility does not purport to be complete and is qualified in its entirety by reference to the A&R HMS Funding Facility, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Amended and Restated Loan Financing and Servicing Agreement, dated as of May 18, 2015, by and among HMS Funding I, LLC, as borrower, HMS Income Fund, Inc., as equityholder and servicer, the financial institutions party thereto as lenders, and Deutsche Bank AG, New York Branch, as Administrative Agent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

May 22, 2015	By:	/s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer